UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                  (240) 632 0740                          ___

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 28, 2013, GenVec, Inc. (the “Company”) announced that it is terminating the employment of 30 of its remaining 41 employees. The termination of the positions was pursuant to a course of action committed to on June 25, 2013, and is expected to be completed effective June 30, 2013.

The Company estimates that approximately $311,785 of expenses will be incurred in the second quarter due to the position eliminations, which will result in cash expenditures of that amount in the third quarter.

Forward-Looking Statements

The statements above about the timing of the reduction in workforce and amounts to be incurred, among other statements, are forward-looking statements and are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the factors and risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2012, and subsequent Forms 10-Q and Forms 8-K. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, this reduction in workforce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: June 28, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary